EXHIBIT 3

Q2

Supplementary Financial Information

Second Quarter 2009

BCE Investor Relations
Thane Fotopoulos
514-870-4619
thane.fotopoulos@bell.ca

Bell

BCE Inc. (1)
Consolidated Operational Data

($ millions, except per share amounts) (unaudited)	Q2	Q2				YTD	YTD
	2009	2008	$ change	% change		2009	2008	$ change	% change
Operating revenues	4,302	4,394	(92)	(2.1%)		8,639	8,760	(121)	(1.4%)
Cost of revenue, exclusive of depreciation and amortization	(1,029)	(1,071)	42	3.9%		(2,116)	(2,128)	12	0.6%
Selling, general and administrative expenses (A)	(1,393)	(1,509)	116	7.7%		(2,798)	(2,996)	198	6.6%
Net benefit plans cost	(88)	(70)	(18)	(25.7%)		(176)	(141)	(35)	(24.8%)
EBITDA (3)	1,792	1,744	48	2.8%		3,549	3,495	54	1.5%
EBITDA margin (4)	41.7%	39.7%		2.0	pts	41.1%	39.9%		1.2	pts
Depreciation	(629)	(612)	(17)	(2.8%)		(1,254)	(1,235)	(19)	(1.5%)
Amortization of intangible assets	(192)	(175)	(17)	(9.7%)		(385)	(370)	(15)	(4.1%)
Restructuring and other	(146)	(71)	(75)	n.m.		(255)	(354)	99	28.0%
Operating income	825	886	(61)	(6.9%)		1,655	1,536	119	7.7%
Other (expense) income	(25)	5	(30)	n.m.		(23)	27	(50)	n.m.
Interest expense	(179)	(193)	14	7.3%		(370)	(391)	21	5.4%
Pre-tax earnings from continuing operations	621	698	(77)	(11.0%)		1,262	1,172	90	7.7%
Income taxes	(167)	(195)	28	14.4%		(314)	(304)	(10)	(3.3%)
Non-controlling interest	(79)	(88)	9	10.2%		(162)	(162)	-	0.0%
Earnings from continuing operations	375	415	(40)	(9.6%)		786	706	80	11.3%
Discontinued operations	(3)	(23)	20	87.0%		(8)	(25)	17	68.0%
Net earnings	372	392	(20)	(5.1%)		778	681	97	14.2%
Dividends on preferred shares	(26)	(31)	5	16.1%		(55)	(62)	7	11.3%
Net earnings applicable to common shares	346	361	(15)	(4.2%)		723	619	104	16.8%
Net earnings per common share – basic
Continuing operations	$0.46	$0.48	$(0.02)	(4.2%)		$0.94	$0.80	$0.14	17.5%
Discontinued operations	$(0.01)	$(0.03)	$0.02	66.7%		$(0.01)	$(0.03)	$0.02	66.7%
Net earnings	$0.45	$0.45	$-	0.0%		$0.93	$0.77	$0.16	20.8%
Net earnings per common share – diluted
Continuing operations	$0.46	$0.48	$(0.02)	(4.2%)		$0.94	$0.80	$0.14	17.5%
Discontinued operations	$(0.01)	$(0.03)	$0.02	66.7%		$(0.01)	$(0.03)	$0.02	66.7%
Net earnings	$0.45	$0.45	$-	0.0%		$0.93	$0.77	$0.16	20.8%
Dividends per common share	$0.385	$-	$0.385	n.m.		$0.770	$0.365	$0.405	n.m.
Average number of common shares outstanding – basic (millions)	769.0	805.6				778.6	805.4
Average number of common shares outstanding – diluted (millions)	769.0	807.2				778.6	807.1

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	-	4	(4)	(100.0%)		1	2	(1)	(50.0%)
Discontinued operations	(3)	(20)	17	85.0%		(3)	(20)	17	85.0%
Restructuring and other	(98)	(48)	(50)	n.m.		(168)	(245)	77	31.4%
Total	(101)	(64)	(37)	(57.8%)		(170)	(263)	93	35.4%
Impact on net earnings per share	$(0.13)	$(0.08)	$(0.05)	(62.5%)		$(0.22)	$(0.33)	$0.11	33.3%
Adjusted EPS (3)	$0.58	$0.53	$0.05	9.4%		$1.15	$1.10	$0.05	4.5%

(A) Excludes net benefit plans cost
n.m. : not meaningful

BCE Inc. Supplementary Financial Information – Second Quarter 2009 Page 2

BCE Inc.
Consolidated Operational Data – Historical Trend

($ millions, except per share amounts) (unaudited)	YTD			Total
	2009	Q2 09	Q1 09	2008	Q4 08	Q3 08	Q2 08	Q1 08
Operating revenues	8,639	4,302	4,337	17,685	4,483	4,442	4,394	4,366
Cost of revenue, exclusive of depreciation and amortization	(2,116)	(1,029)	(1,087)	(4,390)	(1,174)	(1,088)	(1,071)	(1,057)
Selling, general and administrative expenses (A)	(2,798)	(1,393)	(1,405)	(6,039)	(1,528)	(1,515)	(1,509)	(1,487)
Net benefit plans cost	(176)	(88)	(88)	(250)	(40)	(69)	(70)	(71)
EBITDA	3,549	1,792	1,757	7,006	1,741	1,770	1,744	1,751
EBITDA margin	41.1%	41.7%	40.5%	39.6%	38.8%	39.8%	39.7%	40.1%
Depreciation	(1,254)	(629)	(625)	(2,537)	(683)	(619)	(612)	(623)
Amortization of intangible assets	(385)	(192)	(193)	(730)	(186)	(174)	(175)	(195)
Restructuring and other	(255)	(146)	(109)	(871)	(207)	(310)	(71)	(283)
Operating income	1,655	825	830	2,868	665	667	886	650
Other (expense) income	(23)	(25)	2	(252)	(281)	2	5	22
Interest expense	(370)	(179)	(191)	(791)	(207)	(193)	(193)	(198)
Pre-tax earnings from continuing operations	1,262	621	641	1,825	177	476	698	474
Income taxes	(314)	(167)	(147)	(469)	(84)	(81)	(195)	(109)
Non-controlling interest	(162)	(79)	(83)	(323)	(70)	(91)	(88)	(74)
Earnings from continuing operations	786	375	411	1,033	23	304	415	291
Discontinued operations	(8)	(3)	(5)	(90)	(41)	(24)	(23)	(2)
Net earnings (loss)	778	372	406	943	(18)	280	392	289
Dividends on preferred shares	(55)	(26)	(29)	(124)	(30)	(32)	(31)	(31)
Net earnings (loss) applicable to common shares	723	346	377	819	(48)	248	361	258
Net earnings (loss) per common share – basic
Continuing operations	$0.94	$0.46	$0.48	$1.13	$(0.01)	$0.34	$0.48	$0.32
Discontinued operations	$(0.01)	$(0.01)	$-	$(0.11)	$(0.05)	$(0.03)	$(0.03)	$-
Net earnings	$0.93	$0.45	$0.48	$1.02	$(0.06)	$0.31	$0.45	$0.32
Net earnings (loss) per common share – diluted
Continuing operations	$0.94	$0.46	$0.48	$1.12	$(0.01)	$0.33	$0.48	$0.32
Discontinued operations	$(0.01)	$(0.01)	$-	$(0.11)	$(0.05)	$(0.03)	$(0.03)	$-
Net earnings	$0.93	$0.45	$0.48	$1.01	$(0.06)	$0.30	$0.45	$0.32
Dividends per common share	$0.770	$0.385	$0.385	$0.730	$0.365	$-	$-	$0.365
Average number of common shares outstanding – basic (millions)	778.6	769.0	788.3	805.8	806.4	806.0	805.6	805.3
Average number of common shares outstanding – diluted (millions)	778.6	769.0	788.3	807.2	806.9	808.3	807.2	807.1

The following items are included in net earnings (loss):
Net gains (losses) on investments
Continuing operations	1	-	1	(358)	(346)	(14)	4	(2)
Discontinued operations	(3)	(3)	-	(62)	(26)	(16)	(20)	-
Restructuring and other	(168)	(98)	(70)	(572)	(117)	(210)	(48)	(197)
Total	(170)	(101)	(69)	(992)	(489)	(240)	(64)	(199)
Impact on net earnings per share	$(0.22)	$(0.13)	$(0.09)	$(1.23)	$(0.61)	$(0.29)	$(0.08)	$(0.25)
Adjusted EPS	$1.15	$0.58	$0.57	$2.25	$0.55	$0.60	$0.53	$0.57

(A) Excludes net benefit plans cost

BCE Inc. Supplementary Financial Information – Second Quarter 2009 Page 3

BCE Inc.
Segmented Data (2)

($ millions, except where otherwise indicated) (unaudited)	Q2	Q2				YTD	YTD
	2009	2008	$ change	% change		2009	2008	$ change	% change

Revenues
Bell Wireline	2,575	2,627	(52)	(2.0%)		5,167	5,282	(115)	(2.2%)
Bell Wireless	1,104	1,120	(16)	(1.4%)		2,182	2,171	11	0.5%
Inter-segment eliminations	(51)	(64)	13	20.3%		(99)	(122)	23	18.9%
Total Bell	3,628	3,683	(55)	(1.5%)		7,250	7,331	(81)	(1.1%)
Bell Aliant	790	835	(45)	(5.4%)		1,614	1,691	(77)	(4.6%)
Inter-segment eliminations	(116)	(124)	8	6.5%		(225)	(262)	37	14.1%
Total BCE Inc.	4,302	4,394	(92)	(2.1%)		8,639	8,760	(121)	(1.4%)

EBITDA
Bell Wireline	982	966	16	1.7%		1,974	1,978	(4)	(0.2%)
Margin	38.1%	36.8%		1.3	pts	38.2%	37.4%		0.8	pts
Bell Wireless	468	442	26	5.9%		902	852	50	5.9%
Margin	42.4%	39.5%		2.9	pts	41.3%	39.2%		2.1	pts
Total Bell	1,450	1,408	42	3.0%		2,876	2,830	46	1.6%
Margin	40.0%	38.2%		1.8	pts	39.7%	38.6%		1.1	pts
Bell Aliant	342	336	6	1.8%		673	665	8	1.2%
Margin	43.3%	40.2%		3.1	pts	41.7%	39.3%		2.4	pts
Total BCE Inc.	1,792	1,744	48	2.8%		3,549	3,495	54	1.5%
Margin	41.7%	39.7%		2.0	pts	41.1%	39.9%		1.2	pts

Operating income
Bell Wireline	290	370	(80)	(21.6%)		639	551	88	16.0%
Bell Wireless	338	316	22	7.0%		638	609	29	4.8%
Total Bell	628	686	(58)	(8.5%)		1,277	1,160	117	10.1%
Bell Aliant	197	200	(3)	(1.5%)		378	376	2	0.5%
Total BCE Inc.	825	886	(61)	(6.9%)		1,655	1,536	119	7.7%

Capital expenditures
Bell Wireline	455	479	24	5.0%		807	868	61	7.0%
Capital Intensity (5)	17.7%	18.2%		0.5	pts	15.6%	16.4%		0.8	pts
Bell Wireless	224	104	(120)	n.m.		354	171	(183)	n.m.
Capital intensity	20.3%	9.3%		(11.0	) pts	16.2%	7.9%		(8.3	) pts
Total Bell	679	583	(96)	(16.5%)		1,161	1,039	(122)	(11.7%)
Capital Intensity	18.7%	15.8%		(2.9	) pts	16.0%	14.2%		(1.8	) pts
Bell Aliant	121	127	6	4.7%		229	222	(7)	(3.2%)
Capital Intensity	15.3%	15.2%		(0.1	) pts	14.2%	13.1%		(1.1	) pts
Total BCE Inc.	800	710	(90)	(12.7%)		1,390	1,261	(129)	(10.2%)
Capital Intensity	18.6%	16.2%		(2.4	) pts	16.1%	14.4%		(1.7	) pts

BCE Inc. Supplementary Financial Information – Second Quarter 2009 Page 4

BCE Inc.
Segmented Data – Historical Trend

($ millions, except where otherwise indicated) (unaudited)	YTD			Total
	2009	Q2 09	Q1 09	2008	Q4 08	Q3 08	Q2 08	Q1 08

Revenues
Bell Wireline	5,167	2,575	2,592	10,640	2,726	2,632	2,627	2,655
Bell Wireless	2,182	1,104	1,078	4,479	1,133	1,175	1,120	1,051
Inter-segment eliminations	(99)	(51)	(48)	(248)	(61)	(65)	(64)	(58)
Total Bell	7,250	3,628	3,622	14,871	3,798	3,742	3,683	3,648
Bell Aliant	1,614	790	824	3,321	813	817	835	856
Inter-segment eliminations	(225)	(116)	(109)	(507)	(128)	(117)	(124)	(138)
Total BCE Inc.	8,639	4,302	4,337	17,685	4,483	4,442	4,394	4,366

EBITDA
Bell Wireline	1,974	982	992	3,868	937	953	966	1,012
Margin	38.2%	38.1%	38.3%	36.4%	34.4%	36.2%	36.8%	38.1%
Bell Wireless	902	468	434	1,770	444	474	442	410
Margin	41.3%	42.4%	40.3%	39.5%	39.2%	40.3%	39.5%	39.0%
Total Bell	2,876	1,450	1,426	5,638	1,381	1,427	1,408	1,422
Margin	39.7%	40.0%	39.4%	37.9%	36.4%	38.1%	38.2%	39.0%
Bell Aliant	673	342	331	1,368	360	343	336	329
Margin	41.7%	43.3%	40.2%	41.2%	44.3%	42.0%	40.2%	38.4%
Total BCE Inc.	3,549	1,792	1,757	7,006	1,741	1,770	1,744	1,751
Margin	41.1%	41.7%	40.5%	39.6%	38.8%	39.8%	39.7%	40.1%

Operating income
Bell Wireline	639	290	349	902	226	125	370	181
Bell Wireless	638	338	300	1,241	294	338	316	293
Total Bell	1,277	628	649	2,143	520	463	686	474
Bell Aliant	378	197	181	725	145	204	200	176
Total BCE Inc.	1,655	825	830	2,868	665	667	886	650

Capital expenditures
Bell Wireline	807	455	352	1,966	625	473	479	389
Capital Intensity	15.6%	17.7%	13.6%	18.5%	22.9%	18.0%	18.2%	14.7%
Bell Wireless	354	224	130	493	229	93	104	67
Capital intensity	16.2%	20.3%	12.1%	11.0%	20.2%	7.9%	9.3%	6.4%
Total Bell	1,161	679	482	2,459	854	566	583	456
Capital Intensity	16.0%	18.7%	13.3%	16.5%	22.5%	15.1%	15.8%	12.5%
Bell Aliant	229	121	108	529	168	139	127	95
Capital Intensity	14.2%	15.3%	13.1%	15.9%	20.7%	17.0%	15.2%	11.1%
Total BCE Inc.	1,390	800	590	2,988	1,022	705	710	551
Capital Intensity	16.1%	18.6%	13.6%	16.9%	22.8%	15.9%	16.2%	12.6%

BCE Inc. Supplementary Financial Information – Second Quarter 2009 Page 5

Bell Wireline (2)

	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2009	2008	% change		2009	2008	% change
Bell Wireline
Local & access	796	845	(5.8%)		1,601	1,702	(5.9%)
Long distance	271	298	(9.1%)		549	596	(7.9%)
Data	919	894	2.8%		1,831	1,798	1.8%
Video	389	356	9.3%		776	712	9.0%
Equipment & other	119	143	(16.8%)		252	296	(14.9%)
Total external revenues	2,494	2,536	(1.7%)		5,009	5,104	(1.9%)
Inter-segment revenues	81	91	(11.0%)		158	178	(11.2%)
Total Bell Wireline operating revenue	2,575	2,627	(2.0%)		5,167	5,282	(2.2%)
Operating expenses	(1,593)	(1,661)	4.1%		(3,193)	(3,304)	3.4%
EBITDA	982	966	1.7%		1,974	1,978	(0.2%)
EBITDA Margin	38.1%	36.8%	1.3	pts	38.2%	37.4%	0.8	pts
Operating income	290	370	(21.6%)		639	551	16.0%

Capital expenditures	455	479	5.0%		807	868	7.0%
Capital intensity	17.7%	18.2%	0.5	pts	15.6%	16.4%	0.8	pts

Local
Network access services (NAS) (k)
Residential	4,053	4,375	(7.4%)		4,053	4,375	(7.4%)
Business	3,147	3,233	(2.7%)		3,147	3,233	(2.7%)
Total	7,200	7,608	(5.4%)		7,200	7,608	(5.4%)
Network access service net (losses)/activations (k)
Residential	(100)	(125)	20.0%		(178)	(231)	22.9%
Business	(32)	(7)	n.m.		(58)	(20)	n.m.
Total	(132)	(132)	0.0%		(236)	(251)	6.0%
Long Distance (LD)
Conversation minutes (M)	2,915	2,985	(2.3%)		5,766	5,915	(2.5%)
Average revenue per minute ($)	0.084	0.089	(5.6%)		0.085	0.091	(6.6%)
Internet
High Speed Internet net activations (k)	2	(1)	n.m.		8	9	(11.1%)
High Speed Internet subscribers EOP (k)	2,062	2,013	2.4%		2,062	2,013	2.4%
Video (DTH and VDSL)
Video EBITDA	91	47	93.6%		183	124	47.6%
Net subscriber activations (k)	20	8	n.m.		32	9	n.m.
Total subscribers EOP (k)	1,884	1,831	2.9%		1,884	1,831	2.9%
ARPU (6) ($/month)	68.98	64.47	7.0%		68.91	64.56	6.7%
Churn (7) (%) (average per month)	1.1%	1.1%	0.0	pts	1.1%	1.1%	0.0	pts

BCE Inc. Supplementary Financial Information – Second Quarter 2009 Page 6

Bell Wireline – Historical Trend

($ millions, except where otherwise indicated) (unaudited)	YTD			Total
	2009	Q2 09	Q1 09	2008	Q4 08	Q3 08	Q2 08	Q1 08
Bell Wireline
Local & access	1,601	796	805	3,360	825	833	845	857
Long distance	549	271	278	1,165	279	290	298	298
Data	1,831	919	912	3,723	1,011	914	894	904
Video	776	389	387	1,450	375	363	356	356
Equipment & other	252	119	133	574	143	135	143	153
Total external revenues	5,009	2,494	2,515	10,272	2,633	2,535	2,536	2,568
Inter-segment revenues	158	81	77	368	93	97	91	87
Total Bell Wireline operating revenue	5,167	2,575	2,592	10,640	2,726	2,632	2,627	2,655
Operating expenses	(3,193)	(1,593)	(1,600)	(6,772)	(1,789)	(1,679)	(1,661)	(1,643)
EBITDA	1,974	982	992	3,868	937	953	966	1,012
EBITDA Margin	38.2%	38.1%	38.3%	36.4%	34.4%	36.2%	36.8%	38.1%
Operating income	639	290	349	902	226	125	370	181

Capital expenditures	807	455	352	1,966	625	473	479	389
Capital intensity	15.6%	17.7%	13.6%	18.5%	22.9%	18.0%	18.2%	14.7%

Local
Network access services (NAS) (k)
Residential (A)	4,053	4,053	4,153	4,231	4,231	4,303	4,375	4,500
Business (B)	3,147	3,147	3,179	3,205	3,205	3,233	3,233	3,240
Total	7,200	7,200	7,332	7,436	7,436	7,536	7,608	7,740
Network access service net (losses)/activations (k)
Residential	(178)	(100)	(78)	(375)	(72)	(72)	(125)	(106)
Business (B)	(58)	(32)	(26)	(48)	(28)	-	(7)	(13)
Total	(236)	(132)	(104)	(423)	(100)	(72)	(132)	(119)
Long Distance (LD)
Conversation minutes (M)	5,766	2,915	2,851	11,771	3,003	2,853	2,985	2,930
Average revenue per minute ($)	0.085	0.084	0.085	0.089	0.082	0.093	0.089	0.093
Internet
High Speed Internet net activations (k)	8	2	6	50	8	33	(1)	10
High Speed Internet subscribers EOP (k)	2,062	2,062	2,060	2,054	2,054	2,046	2,013	2,014
Video (DTH and VDSL)
Video EBITDA	183	91	92	282	82	76	47	77
Net subscriber activations (k)	32	20	12	30	14	7	8	1
Total subscribers EOP (k)	1,884	1,884	1,864	1,852	1,852	1,838	1,831	1,823
ARPU ($/month)	68.91	68.98	68.84	65.37	67.15	65.20	64.47	64.65
Churn (%) (average per month)	1.1%	1.1%	1.1%	1.2%	1.3%	1.4%	1.1%	1.1%

(A)	At the beginning of Q1 2008, an adjustment of 44k was made to our NAS count, reflecting an extensive review of our historical customer account records.
(B)

In Q1 2008, we adjusted our beginning-of-period business NAS customer base to write-off 273k lines following formal notification received from a major wholesale customer in Q4 2007 that it was in the process of migrating all of its subscribers onto its own network facilities.

BCE Inc. Supplementary Financial Information – Second Quarter 2009 Page 7

Bell Wireless (2)

($ millions, except where otherwise indicated) (unaudited)	Q2	Q2			YTD	YTD
	2009	2008	% change		2009	2008	% change
Bell Wireless
Revenue
Service	1,005	1,008	(0.3%)		1,991	1,964	1.4%
Product	88	99	(11.1%)		170	181	(6.1%)
Total external Bell Wireless revenues	1,093	1,107	(1.3%)		2,161	2,145	0.7%
Inter-segment	11	13	(15.4%)		21	26	(19.2%)
Total Bell Wireless operating revenues	1,104	1,120	(1.4%)		2,182	2,171	0.5%
Operating expenses	(636)	(678)	6.2%		(1,280)	(1,319)	3.0%
EBITDA	468	442	5.9%		902	852	5.9%
EBITDA margin (Total revenues)	42.4%	39.5%	2.9	pts	41.3%	39.2%	2.1	pts
EBITDA margin (Service revenues)	46.6%	43.8%	2.8	pts	45.3%	43.4%	1.9	pts
Operating Income	338	316	7.0%		638	609	4.8%

Capital expenditures	224	104	n.m.		354	171	n.m.
Capital intensity	20.3%	9.3%	(11.0	) pts	16.2%	7.9%	(8.3	) pts

Wireless gross activations (A) (k)	404	391	3.3%		770	742	3.8%
Post-paid	244	253	(3.6%)		454	451	0.7%
Wireless net activations (A) (k)	45	83	(45.8%)		75	117	(35.9%)
Post-paid	64	111	(42.3%)		99	139	(28.8%)
Wireless subscribers EOP (A) (k)	6,572	6,332	3.8%		6,572	6,332	3.8%
Post-paid	4,844	4,595	5.4%		4,844	4,595	5.4%
Average revenue per unit (ARPU) (B) ($/month)	52.05	54.27	(4.1%)		51.79	53.30	(2.8%)
Pre-paid	16.41	17.48	(6.1%)		15.89	16.99	(6.5%)
Post-paid	62.58	66.19	(5.5%)		62.46	65.24	(4.3%)
Churn (%) (B) (average per month)	1.7%	1.6%	(0.1	) pts	1.7%	1.6%	(0.1	) pts
Pre-paid	3.3%	3.0%	(0.3	) pts	3.1%	2.9%	(0.2	) pts
Post-paid	1.3%	1.1%	(0.2	) pts	1.3%	1.2%	(0.1	) pts
Usage per subscriber (B) (min/month)	316	305	3.6%		304	293	3.8%
Cost of acquisition (COA) (B) (8) ($/sub)	356	417	14.6%		375	407	7.9%

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – Second Quarter 2009  Page 8

Bell Wireless – Historical Trend

($ millions, except where otherwise indicated) (unaudited)	YTD			Total
	2009	Q2 09	Q1 09	2008	Q4 08	Q3 08	Q2 08	Q1 08
Bell Wireless
Revenue
Service	1,991	1,005	986	4,059	1,033	1,062	1,008	956
Product	170	88	82	375	90	104	99	82
Total external Bell Wireless revenues	2,161	1,093	1,068	4,434	1,123	1,166	1,107	1,038
Inter-segment	21	11	10	45	10	9	13	13
Total Bell Wireless operating revenues	2,182	1,104	1,078	4,479	1,133	1,175	1,120	1,051
Operating expenses	(1,280)	(636)	(644)	(2,709)	(689)	(701)	(678)	(641)
EBITDA	902	468	434	1,770	444	474	442	410
EBITDA margin (Total revenues)	41.3%	42.4%	40.3%	39.5%	39.2%	40.3%	39.5%	39.0%
EBITDA margin (Service revenues)	45.3%	46.6%	44.0%	43.6%	43.0%	44.6%	43.8%	42.9%
Operating Income	638	338	300	1,241	294	338	316	293

Capital expenditures	354	224	130	493	229	93	104	67
Capital intensity	16.2%	20.3%	12.1%	11.0%	20.2%	7.9%	9.3%	6.4%

Wireless gross activations (A) (k)	770	404	366	1,651	470	439	391	351
Post-paid	454	244	210	970	252	267	253	198
Wireless net activations (A) (k)	75	45	30	351	117	117	83	34
Post-paid	99	64	35	332	80	113	111	28
Wireless subscribers EOP (A) (B) (C) (k)	6,572	6,572	6,527	6,497	6,497	6,449	6,332	6,250
Post-paid	4,844	4,844	4,780	4,745	4,745	4,708	4,595	4,478
Average revenue per unit (ARPU) (D) ($/month)	51.79	52.05	51.52	54.29	54.22	56.30	54.27	52.32
Pre-paid	15.89	16.41	15.38	17.14	16.40	18.19	17.48	16.50
Post-paid	62.46	62.58	62.34	66.09	65.69	68.17	66.19	64.27
Churn (%) (D) (average per month)	1.7%	1.7%	1.6%	1.6%	1.7%	1.6%	1.6%	1.6%
Pre-paid	3.1%	3.3%	2.9%	3.1%	3.3%	3.2%	3.0%	2.8%
Post-paid	1.3%	1.3%	1.2%	1.2%	1.3%	1.1%	1.1%	1.3%
Usage per subscriber (D) (min/month)	304	316	293	301	310	302	305	281
Cost of acquisition (COA) (D) ($/sub)	375	356	397	395	373	398	417	396

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q2 2008 beginning of period wireless subscriber base was decreased by 1k (postpaid increased by 6k while pre-paid decreased by 7k) as a result of the integration of Aliant Mobility’s billing system.
(C)	The Q4 2008 Wireless subscriber base reflected the removal of 37k analog subscribers (11k postpaid, 26k prepaid) due to the decommissioning of the analog network. Additionally, the tightening of Virgin Mobile Canada credit and activation processes resulted in 32k Virgin postpaid subscribers being removed from the subscriber base. These adjustments are not included in the net activation or churn metrics.
(D)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – Second Quarter 2009  Page 9

     BCE Inc.
Net debt and other information (2)

BCE Inc. – Net debt and preferreds

At June 30, 2009		BCE Inc.
(unaudited)
($ millions, except where otherwise indicated)
		Bell
	Bell	Aliant	BCE Inc.
Debt due within one year	1,077	94	1,171
Long-term debt	7,825	2,748	10,573
Securitization of accounts receivable	1,140	165	1,305
Preferred shares – BCE	2,770	-	2,770
Cash and cash equivalents	(1,749)	(15)	(1,764)
Net debt	11,063	2,992	14,055
Bell – Balance Sheet Information
(unaudited)
($ millions, except where otherwise indicated)	June 30	March 31	*	Dec. 31	*
	2009	2009		2008

Debt due within one year	1,077	1,788		1,878
Long-term debt	7,825	7,685		7,648
Securitization of accounts receivable	1,140	1,108		1,140
Preferred shares – BCE	2,770	2,770		2,770
Cash and cash equivalents	(1,749)	(2,339)		(3,045)
Net Debt	11,063	11,012		10,391

Net Debt: Trailing 12 month EBITDA, including Bell Aliant distributions to BCE	1.85	1.86		1.75
EBITDA, including Bell Aliant distributions to BCE: Net interest, securitization costs and preferred dividends (trailing 12 months)	8.34	8.24		8.33
	* Includes $650 million BCE debt.

Cash Flow Information
(unaudited)	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated)	2009	2008	$ change	% change	2009	2008	$ change	% change

Free Cash Flow (FCF)
Cash from operating activities	1,181	1,193	(12)	(1.0%)	1,904	1,914	(10)	(0.5%)
Capital expenditures	(679)	(583)	(96)	(16.5%)	(1,161)	(1,039)	(122)	(11.7%)
Other investing activities	(28)	-	(28)	n.m.	(42)	3	(45)	n.m.
Dividends paid on preferred shares	(27)	(32)	5	15.6%	(55)	(67)	12	17.9%
Bell Aliant distributions to BCE	73	74	(1)	(1.4%)	146	145	1	0.7%
FCF	520	652	(132)	(20.2%)	792	956	(164)	(17.2%)

Cash Flow Information – Historical Trend
(unaudited)	YTD	Q2	Q1	Total	Q4	Q3	Q2	Q1
($ millions, except where otherwise indicated)	2009	2009	2009	2008	2008	2008	2008	2008

Free Cash Flow (FCF)
Cash from operating activities	1,904	1,181	723	4,716	1,460	1,342	1,193	721
Capital expenditures	(1,161)	(679)	(482)	(2,459)	(854)	(566)	(583)	(456)
Other investing activities	(42)	(28)	(14)	(729)	-	(732)	-	3
Dividends paid on preferred shares	(55)	(27)	(28)	(129)	(31)	(31)	(32)	(35)
Bell Aliant distributions to BCE	146	73	73	290	72	73	74	71
FCF	792	520	272	1,689	647	86	652	304

BCE Inc. Supplementary Financial Information – Second Quarter 2009  Page 10

BCE Inc.
Consolidated Balance Sheet Data

	June 30	March 31	December 31
($ millions, except where otherwise indicated) (unaudited)	2009	2009	2008
ASSETS
Current assets
Cash and cash equivalents	1,764	2,359	3,054
Accounts receivable	1,443	1,670	1,832
Future income taxes	88	88	86
Inventory	304	268	272
Prepaid and other expenses	479	447	303
Current assets of discontinued operations	5	39	31
Total current assets	4,083	4,871	5,578
Capital assets
Property, plant and equipment	19,313	19,255	19,407
Finite-life intangible assets	2,625	2,700	2,695
Indefinite-life intangible assets	3,724	3,710	3,697
Total capital assets	25,662	25,665	25,799
Other long-term assets	2,552	2,662	2,613
Goodwill	5,659	5,663	5,659
Non-current assets of discontinued operations	8	15	14
Total assets	37,964	38,876	39,663
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,083	3,140	3,531
Interest payable	120	167	139
Dividends payable	338	345	337
Debt due within one year	1,171	2,196	2,201
Current liabilities of discontinued operations	15	30	19
Total current liabilities	4,727	5,878	6,227
Long-term debt	10,573	10,133	10,099
Other long-term liabilities	4,939	4,908	4,946
Total liabilities	20,239	20,919	21,272
Non-controlling interest	1,063	1,072	1,080
SHAREHOLDERS’ EQUITY
Preferred shares	2,770	2,770	2,770
Common shareholders’ equity
Common shares	12,921	13,148	13,525
Treasury stock	-	(95)	(86)
Contributed surplus	2,488	2,505	2,531
Accumulated other comprehensive income	69	102	39
Deficit	(1,586)	(1,545)	(1,468)
Total common shareholders’ equity	13,892	14,115	14,541
Total shareholders’ equity	16,662	16,885	17,311
Total liabilities and shareholders’ equity	37,964	38,876	39,663
Number of common shares outstanding	767.2	780.6	803.1

BCE Inc. Supplementary Financial Information – Second Quarter 2009  Page 11

BCE Inc.
Consolidated Cash Flow Data

($ millions, except where otherwise indicated) (unaudited)	Q2	Q2			YTD	YTD
	2009	2008	$ change		2009	2008	$ change
Cash flows from operating activities
Net earnings	372	392	(20)		778	681	97
Less: Losses from discontinued operations, net of income taxes and non-controlling interest	(3)	(23)	20		(8)	(25)	17
Earnings from continuing operations	375	415	(40)		786	706	80
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	821	787	34		1,639	1,605	34
Net benefit plans cost	88	70	18		176	141	35
Restructuring and other	146	71	75		255	354	(99)
(Gains) losses on investments	-	-	-		(2)	2	(4)
Future income taxes	(5)	92	(97)		(18)	25	(43)
Non-controlling interest	79	88	(9)		162	162	-
Contributions to employee pension plans	(92)	(48)	(44)		(184)	(92)	(92)
Other employee future benefit plan payments	(23)	(24)	1		(47)	(47)	-
Payments of restructuring and other	(105)	(29)	(76)		(182)	(53)	(129)
Operating assets and liabilities	192	117	75		(184)	(362)	178
	1,476	1,539	(63)		2,401	2,441	(40)
Bell Aliant distributions to BCE	73	74	(1)		146	145	1
Capital expenditures	(800)	(710)	(90)		(1,390)	(1,261)	(129)
Other investing activities	(27)	2	(29)		(40)	5	(45)
Cash dividends paid on preferred shares	(27)	(32)	5		(55)	(67)	12
Cash distributions paid by subsidiaries to non-controlling interest	(92)	(92)	-		(184)	(182)	(2)
Bell Aliant Free Cash Flow	(83)	(129)	46		(86)	(125)	39
Free Cash Flow (3)	520	652	(132)		792	956	(164)
Bell Aliant undistributed Free Cash Flow	10	55	(45)		(60)	(20)	(40)
Business acquisitions	(1)	(24)	23		(21)	(55)	34
Business dispositions	-	-	-		-	(10)	10
Going-private costs	(1)	(8)	7		(7)	(17)	10
Increase in investments	(1)	(2)	1		(1)	(4)	3
Decrease in investments	-	1	(1)		-	1	(1)
(Decrease) increase in notes payable and bank advances	(238)	(50)	(188)		(150)	15	(165)
Issue of long-term debt	1,348	50	1,298		1,348	50	1,298
Repayment of long-term debt	(1,586)	(182)	(1,404)		(1,680)	(284)	(1,396)
Cash dividends paid on common shares	(301)	(293)	(8)		(595)	(587)	(8)
Issue of common shares	1	15	(14)		2	16	(14)
Repurchase of common shares	(337)	-	(337)		(894)	-	(894)
Other financing activities	(31)	(10)	(21)		(41)	(22)	(19)
	(1,137)	(448)	(689)		(2,099)	(917)	(1,182)
Cash flows (used in) from continuing operations	(617)	204	(821)		(1,307)	39	(1,346)
Cash flows from (used in) discontinued operations activities	1	(5)	6		(7)	(16)	9
Cash flows from discontinued investing activities	17	-	17		17	-	17
Net (decrease) increase in cash and cash equivalents	(599)	199	(798)		(1,297)	23	(1,320)
Cash and cash equivalents at beginning of period	2,365	2,482	(117)		3,063	2,658	405
Cash and cash equivalents at end of period	1,766	2,681	(915)		1,766	2,681	(915)
Consists of:
Cash and cash equivalents of continuing operations	1,764	2,675	(911)		1,764	2,675	(911)
Cash and cash equivalents of discontinued operations	2	6	(4)		2	6	(4)
Total	1,766	2,681	(915)		1,766	2,681	(915)

Other information
Cash flow per share (9)	$0.88	$1.03	$(0.15)		$1.30	$1.47	$(0.17)
Annualized cash flow yield (10)	8.3%	8.1%	0.2	pts	8.3%	8.1%	0.2	pts
Common dividend payout (11)	66.4%	0.0%	66.4	pts	67.0%	33.2%	33.8	pts

BCE Inc. Supplementary Financial Information – Second Quarter 2009  Page 12

BCE Inc.
Consolidated Cash Flow Data – Historical Trend

($ millions, except where otherwise indicated) (unaudited)	YTD			Total
	2009	Q2 09	Q1 09	2008	Q4 08	Q3 08	Q2 08	Q1 08
Cash flows from operating activities
Net earnings	778	372	406	943	(18)	280	392	289
Less: Losses from discontinued operations, net of income taxes and non-controlling interest	(8)	(3)	(5)	(90)	(41)	(24)	(23)	(2)
Earnings from continuing operations	786	375	411	1,033	23	304	415	291
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	1,639	821	818	3,267	869	793	787	818
Net benefit plans cost	176	88	88	250	40	69	70	71
Restructuring and other	255	146	109	871	207	310	71	283
(Gains) losses on investments	(2)	-	(2)	308	292	14	-	2
Future income taxes	(18)	(5)	(13)	129	127	(23)	92	(67)
Non-controlling interest	162	79	83	323	70	91	88	74
Contributions to employee pension plans	(184)	(92)	(92)	(232)	(91)	(49)	(48)	(44)
Other employee future benefit plan payments	(47)	(23)	(24)	(96)	(24)	(25)	(24)	(23)
Payments of restructuring and other	(182)	(105)	(77)	(305)	(168)	(84)	(29)	(24)
Operating assets and liabilities	(184)	192	(376)	360	471	251	117	(479)
	2,401	1,476	925	5,908	1,816	1,651	1,539	902
Bell Aliant distributions to BCE	146	73	73	290	72	73	74	71
Capital expenditures	(1,390)	(800)	(590)	(2,988)	(1,022)	(705)	(710)	(551)
Other investing activities	(40)	(27)	(13)	(726)	1	(732)	2	3
Cash dividends paid on preferred shares	(55)	(27)	(28)	(129)	(31)	(31)	(32)	(35)
Cash distributions paid by subsidiaries to non-controlling interest	(184)	(92)	(92)	(366)	(92)	(92)	(92)	(90)
Bell Aliant Free Cash Flow	(86)	(83)	(3)	(300)	(97)	(78)	(129)	4
Free Cash Flow	792	520	272	1,689	647	86	652	304
Bell Aliant undistributed Free Cash Flow	(60)	10	(70)	10	25	5	55	(75)
Business acquisitions	(21)	(1)	(20)	(56)	(1)	-	(24)	(31)
Business dispositions	-	-	-	(10)	-	-	-	(10)
Going-private costs	(7)	(1)	(6)	(163)	2	(148)	(8)	(9)
Increase in investments	(1)	(1)	-	(8)	(3)	(1)	(2)	(2)
Decrease in investments	-	-	-	1	-	-	1	-
(Decrease) increase in notes payable and bank advances	(150)	(238)	88	1	(40)	26	(50)	65
Issue of long-term debt	1,348	1,348	-	50	-	-	50	-
Repayment of long-term debt	(1,680)	(1,586)	(94)	(502)	(124)	(94)	(182)	(102)
Cash dividends paid on common shares	(595)	(301)	(294)	(587)	-	-	(293)	(294)
Issue of common shares	2	1	1	50	23	11	15	1
Repurchase of common shares	(894)	(337)	(557)	(92)	(92)	-	-	-
Issue of equity securities by subsidiaries to non-controlling interest	-	-	-	1	-	1	-	-
Other financing activities	(41)	(31)	(10)	15	45	(8)	(10)	(12)
	(2,099)	(1,137)	(962)	(1,290)	(165)	(208)	(448)	(469)
Cash flows (used in) from continuing operations	(1,307)	(617)	(690)	399	482	(122)	204	(165)
Cash flows (used in) from discontinued operations activities	(7)	1	(8)	(21)	(1)	(4)	(5)	(11)
Cash flows from discontinued investing activities	17	17	-	29	-	29	-	-
Cash flows used in discontinued financing activities	-	-	-	(2)	-	(2)	-	-
Net (decrease) increase in cash and cash equivalents	(1,297)	(599)	(698)	405	481	(99)	199	(176)
Cash and cash equivalents at beginning of period	3,063	2,365	3,063	2,658	2,582	2,681	2,482	2,658
Cash and cash equivalents at end of period	1,766	1,766	2,365	3,063	3,063	2,582	2,681	2,482
Consists of:
Cash and cash equivalents of continuing operations	1,764	1,764	2,359	3,054	3,054	2,576	2,675	2,476
Cash and cash equivalents of discontinued operations	2	2	6	9	9	6	6	6
Total	1,766	1,766	2,365	3,063	3,063	2,582	2,681	2,482

Other information
Cash flow per share	$1.30	$0.88	$0.42	$3.62	$0.98	$1.17	$1.03	$0.44
Annualized cash flow yield	8.3%	8.3%	8.5%	8.4%	8.4%	5.7%	8.1%	7.6%
Common dividend payout	67.0%	66.4%	67.5%	32.4%	66.4%	0.0%	0.0%	64.0%

BCE Inc. Supplementary Financial Information – Second Quarter 2009  Page 13

Accompanying Notes

(1)	Throughout this report, BCE means BCE Inc., its subsidiaries and joint ventures; Bell means our Bell Wireline and Bell Wireless segments on an aggregate basis; and Bell Aliant means Bell Aliant Regional Communications Income Fund and its affiliated entities.

(2)	We report our results of operations in three segments: Bell Wireline, Bell Wireless and Bell Aliant. Our reporting structure reflects how we manage our business and how we classify our operations for planning and measuring performance. Accordingly, we operate and manage our reportable segments as strategic business units organized by products and services.

During the third quarter of 2008, certain elements of our operating segments were realigned to reflect changes in our management accountabilities for operations. Our reportable segments did not change.

(3)	Non-GAAP Financial Measures

EBITDA
The term EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies.

We define EBITDA as operating revenues less cost of revenue, selling, general and administrative expenses and net benefit plans costs, meaning it represents operating income before depreciation, amortization of intangible assets and restructuring and other.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of depreciation, amortization of intangible assets and restructuring and other. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. We exclude depreciation and amortization of intangible assets because it largely depends on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets. Excluding restructuring and other does not imply they are non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

The most comparable Canadian GAAP financial measure is operating income.

Adjusted earnings per share (EPS)
The term adjusted EPS does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We define adjusted EPS as EPS before restructuring and other and net losses (gains) on investments.

BCE Inc. Supplementary Financial Information – Second Quarter 2009  Page 14

Accompanying Notes

We use adjusted EPS among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other and net losses (gains) on investments. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. Excluding these items does not imply they are non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

FREE CASH FLOW
The term free cash flow does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We define free cash flow as cash from operating activities and distributions received from Bell Aliant less capital expenditures, preferred share dividends, distributions paid by subsidiaries to non-controlling interest, other investing activities and Bell Aliant free cash flow.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We present free cash flow on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.

(4)	EBITDA margin is calculated as follows: EBITDA Operating revenues
(5)	Capital Intensity is calculated as follows: Capital expenditures Operating revenues
(6)	Average revenue per unit (ARPU) represents the measurement of the average revenue generated by each unit, expressed as a rate per month for the year.
(7)	Churn is the rate at which existing subscribers cancel their services. Churn is calculated as the number of subscribers disconnected divided by the average subscriber base.
(8)	Cost of acquisition (COA) is also referred to as subscriber acquisition costs. This measure is expressed per gross activation. It includes costs associated with acquiring a customer such as hardware subsidies, marketing and distribution costs.

BCE Inc. Supplementary Financial Information – Second Quarter 2009  Page 15

Accompanying Notes

(9)	Cash flow per share is calculated as follows: Cash flow from operating activities less capital expenditures Average number of common shares outstanding
(10)	Annualized cash flow yield is calculated as follows: Trailing 12 month free cash flow Number of common shares outstanding at end of period multiplied by share price at end of period
(11)	Common dividend payout is calculated as follows: Dividends per common share Adjusted EPS

BCE Inc. Supplementary Financial Information – Second Quarter 2009  Page 16